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                                                                    Exhibit 99.3

          CONSENT TO BE NAMED AS A DIRECTOR OF HARVARD BIOSCIENCE, INC.



         I hereby consent to be named as a person to become a director of Harvard Bioscience, Inc., a Delaware corporation (the "Company"), in the registration statement on Form S-1 filed by the Company with the Securities and Exchange Commission with respect to the public offering of Common Stock of the Company.


                                           /S/ JOHN F. KENNEDY
                                           ----------------------------------
                                           Name: John F. Kennedy
                                           Date: October 24, 2000